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                                                                  Exhibit 10.393

                                                               Loan No. 10024996

                                 PROMISSORY NOTE


$10,982,300.00

                                                               November 12, 2004

     FOR VALUE RECEIVED, INLAND WESTERN MANSFIELD LIMITED PARTNERSHIP, an Illinois limited partnership, having its principal place of business at 2901 Butterfield Road, Oak Brook, Illinois 60523, as maker hereunder (referred to herein as "BORROWER"), hereby unconditionally promises to pay to the order of KEYBANK NATIONAL ASSOCIATION, a national banking association, its successors and assigns, having an address at 911 Main Street, Suite 1500, Kansas City, Missouri 64105 ("LENDER"), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of TEN MILLION NINE HUNDRED EIGHTY-TWO THOUSAND THREE HUNDRED AND NO/100 DOLLARS ($10,982,300.00), in lawful money of the United States of America with interest thereon to be computed from the date of this Note at the Interest Rate, and to be paid in accordance with the terms of this Note and that certain Loan Agreement, dated as of the date hereof, between Borrower and Lender (the "LOAN AGREEMENT"). All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement.

                                    ARTICLE 1
                                  PAYMENT TERMS

     Borrower agrees to pay interest on the unpaid principal sum of this Note from time to time outstanding at the rates and at the times specified in the Loan Agreement and the outstanding balance of the principal sum of this Note and all accrued and unpaid interest thereon shall be due and payable on the Maturity Date. This Note shall be the "Note" as defined in the Loan Agreement.

                                    ARTICLE 2
                            DEFAULT AND ACCELERATION

     The Debt shall without notice become immediately due and payable at the option of Lender if any payment required in this Note is not paid on or prior to the date when due or if not paid on the Maturity Date or on the happening of any other Event of Default.

                                    ARTICLE 3
                                 LOAN DOCUMENTS

     This Note is secured by the Mortgage and the other Loan Documents. All of the terms, covenants and conditions contained in the Loan Agreement, the Mortgage and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event of a conflict or inconsistency between the terms of this Note and the Loan Agreement, the terms and provisions of the Loan Agreement shall govern.

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                                    ARTICLE 4
                                 SAVINGS CLAUSE

     It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law, or federal law(if applicable), governing the maximum rate or amount of interest payable on the indebtedness evidenced by this Note and the Loan Documents. All agreements in this Note and all other Loan Documents, whether now existing or hereafter arising and whether written or oral are expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby, prepayment, or otherwise, shall the amount agreed to be paid hereunder for the use, forbearance, or detention of money exceed the highest lawful rate permitted under applicable usury laws (the "MAXIMUM AMOUNT"). To the extent Chapter 303 of the Texas Finance Code, and its successor statutes and amendments, as then in effect (collectively, the "STATUTE"), are applicable, the "weekly ceiling" specified in the Statute, as selected by Lender, is the applicable ceiling. Lender may, in accordance with and to the extent permitted by applicable law, at its option and from time to time revise its election of the applicable "rate ceiling" as to current future balances outstanding, and may use the "quarterly ceiling" or the "month ceiling" from time to time in effect, as such terms are defined in the Statute, or any other legally available "ceilings" as the Maximum Amount under Texas or other applicable law. If the Maximum Amount as determined under any applicable federal law, shall at any time exceed the maximum rate of interest as determined under applicable Texas law, then to the extent permitted by law, the applicable federal rate shall be deemed controlling for purposes of determining the Maximum Amount during such period of time. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulate certain revolving credit loan accounts and revolving triparty accounts) apply to the indebtedness evidenced hereby. This Article 4 will control all agreements between Borrower and Lender. If, from any circumstance whatsoever (including without limitation, the receipt of any late charge or similar amount), fulfillment of any provision of this Note or any other Loan Document at the time performance of such provision shall be due shall involve exceeding any usury limit prescribed by law that a court of competent jurisdiction may deem applicable hereto, then IPSO FACTO, the obligations to be fulfilled shall be reduced to allow compliance with such limit, and if, from any circumstance whatsoever, Lender shall ever receive anything of value deemed interest in an amount that would exceed the highest lawful rate, the receipt of such excess shall be deemed a mistake and shall be canceled automatically or, if theretofore paid, such excess shall be credited against the principal amount of the indebtedness evidenced hereby to which the same may lawfully be credited, and any portion of such excess not capable of being so credited shall be refunded immediately to Borrower. Borrower hereby agrees that, as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provided written notice to Lender shall have sixty
(60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against this Note and/or the indebtedness evidenced hereby or in the Loan Documents then owing by Borrower to Lender. All interest contracted for, charged, taken, reserved, paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of this Note, including any extensions and renewals hereof until payment in full [ILLEGIBLE] the principal balance of this Note so that the interest thereon for such full term will not exceed any time the Maximum Amount.

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                                    ARTICLE 5
                                 NO ORAL CHANGE

     This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

                                    ARTICLE 6
                                     WAIVERS

     Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, notice of intention to accelerate, notice of acceleration, protest and notice of protest and non-payment and all other notices of any kind. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Loan Agreement or the other Loan Documents made by agreement between Lender or any other Person shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other Person who may become liable for the payment of all or any part of the Debt, under this Note, the Loan Agreement or the other Loan Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Loan Agreement or the other Loan Documents. If Borrower is a partnership, the agreements herein contained shall remain in force and applicable, notwithstanding any changes in the individuals comprising the partnership, and the term "Borrower," as used herein, shall include any alternate or successor partnership, but any predecessor partnership and their partners shall not thereby be released from any liability. If Borrower is a limited liability company, the agreements herein contained shall remain in force and applicable, notwithstanding any changes in the members comprising the company, and the term "Borrower," as used herein, shall include any alternate or successor company, but any predecessor company and its members shall not thereby be released from any liability. If Borrower is a corporation, the agreements contained herein shall remain in full force and applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term "Borrower" as used herein, shall include any alternative or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder. (Nothing in the foregoing sentence shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such entity which may be [ILLEGIBLE] forth in the Loan Agreement, the Mortgage or any other Loan Document.)

                                    ARTICLE 7
                                    TRANSFER

     Upon the transfer of this Note, Borrower hereby waiving notice of any such [ILLEGIBLE] except as provided in the Loan Agreement, Lender may deliver all the collateral [ILLEGIBLE] granted, pledged or assigned pursuant to the Loan Documents, or any part thereof, to transferee who shall thereupon become vested with all the rights herein or under applicable given to Lender with respect thereto, and Lender shall from that date forward forever be relieved

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and fully discharged from any liability or responsibility in the matter; but
Lender shall retain all rights hereby given to it with respect to any liabilities and the collateral not so transferred.

                                    ARTICLE 8
                                   EXCULPATION

     The provisions of Section 9.4 of the Loan Agreement are hereby incorporated by reference into this Note to the same extent and with the same force as if fully set forth herein.

                                    ARTICLE 9
                                  GOVERNING LAW

     THIS NOTE SHALL BE DEEMED TO BE A CONTRACT ENTERED INTO PURSUANT TO THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED AND SHALL IN ALL RESPECTS BE GOVERNED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED AND APPLICABLE FEDERAL LAWS.

                                   ARTICLE 10
                                     NOTICES

     All notices or other written communications hereunder shall be delivered in accordance with Section 10.6 of the Loan Agreement.

                         [NO FURTHER TEXT ON THIS PAGE)

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     IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

                                 BORROWER;


                                 INLAND WESTERN MANSFIELD LIMITED
                                 PARTNERSHIP, an Illinois limited partnership

                                 By:  Inland Western Mansfield GP, L.L.C., a
                                      Delaware limited liability company, its
                                      general partner

                                      By:   Inland Western Retail Real Estate
                                            Trust, Inc., a Maryland corporation,
                                            its sole member

                                            By:   /s/ [ILLEGIBLE]
                                                  ------------------------------
                                                  Name:  [ILLEGIBLE]
                                                  Title: asst. Secretary


Pay to the order of ________________________, without recourse.

                                 KEYBANK NATIONAL ASSOCIATION, a
                                 national banking association


                                 By:
                                    --------------------------------------------
                                 Print Name:
                                            ------------------------------------
                                 Print Title:
                                             -----------------------------------

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STATE OF ILLINOIS

COUNTY OF Du PAGE

     On this 9th day of November, 2004, before me, DORIS E. AHERN, a Notary Public in and for said state, personally appeared [ILLEGIBLE] MEDINA, who being by me duly sworn did say that she is the ASST. SEC'Y of Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, the sole member of Inland Western Mansfield GP, L.L.C., a Delaware limited liability company, the general partner of Inland Western Mansfield Limited Partnership, an Illinois limited partnership, and that the within instrument was signed and sealed in behalf of said corporation in behalf of said limited liability company by authority of its board of directors, and acknowledged said instrument to be the free act and deed of said corporation in behalf of said limited liability company for the purposes there in stated.


[Notarial Seal]                       /s/ Doris E. Ahern
                                      --------------------------
                                      Print Name: DORIS E. AHERN
                                                  --------------

My commission expires: 10/13/08


              OFFICIAL SEAL
              DORIS E. AHERN
      NOTARY PUBLIC STATE OF ILLINOIS
         MY COMMISSION [ILLEGIBLE]

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